Exhibit 99.1

CITIZENS HOLDING COMPANY ANNOUNCES

SHARE REPURCHASE PROGRAM

PHILADELPHIA, MISSISSIPPI (February 27, 2007) – Citizens Holding Company (the “Company”; NASDAQ: CIZN), announced today that its Board of Directors has authorized a share repurchase plan (the “Plan”) pursuant to which up to 250,000 shares of the Company’s common stock, par value $.20 per share, may be repurchased. The Plan has been established under Rules 10b5-1 and 10b-18 promulgated under the Securities Exchange Act of 1934, as amended. It is intended to permit the Company to repurchase stock when it might otherwise be prohibited from trading in its own stock. The Plan is effective as of March 1, 2007 and will terminate no later than February 29, 2008. As of the date of this press release, the Company had approximately 5 million shares outstanding.

About Citizens Holding Company

Citizens Holding Company is a one-bank holding company and the parent company of The Citizens Bank of Philadelphia, Mississippi, both headquartered in Philadelphia, Mississippi. The Bank currently has 19 banking locations in eight counties in East Central Mississippi. In addition to full service commercial banking, Citizens Holding Company offers mortgage loans, title insurance services through its subsidiary, Title Services, LLC, and a full range of Internet banking services including online banking, bill pay and cash management services for businesses. Internet services are available at the Bank web site, www.thecitizensbankphila.com. Citizens Holding Company stock is listed on The NASDAQ Global Market and is traded under the symbol CIZN. The Company’s transfer agent is American Stock Transfer & Trust Company. Information about Citizens Holding Company may be obtained by accessing its corporate website at www.citizensholdingcompany.com.

Forward-Looking Statements

This release may include “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements other than statements of historical facts included in this release regarding the Company’s financial position, results of operations, business strategies, plans, objectives and expectations for future operations are forward looking statements. All forward-looking statements involve risk and uncertainty and a number of factors could cause actual results to differ materially from the anticipated results or other expectations expressed in the forward-looking statements. Those factors include, but are not limited to, interest rate fluctuations, regulatory changes, portfolio performance and other factors discussed in our recent filings with the Securities and Exchange Commission. Forward-looking statements speak only as of the date they are made. The Company undertakes no obligation to update or revise forward-looking statements to reflect changed assumptions, the occurrence of unanticipated events or changes to future operating results over time.

Contact:

Citizens Holding Company, Philadelphia

Robert T. Smith, 601/656-4692

rsmith@netdoor.com